INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion, in this Registration Statement on Form SB-2 of our report dated January 21, 2002, on our audit of the consolidated financial statements of Online Holdings, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".

/s/ Ehrbardt Keefe Steiner & Hottman PC

February 20, 2002

Denver, Colorado